SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                               December 23, 1999


                         WESTERFED FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its Charter)



   Delaware                         0-22772                        81-0487794
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(State or other              (Commission File No.)               (IRS Employer
 jurisdiction of                                                 Identification
 incorporation)                                                      Number)


   110 East Broadway, Missoula, Montana                                59802
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code:              (406) 721-5254
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.      OTHER EVENTS

             On December 23, 1999 the Registrant issued the press release attached as Exhibit 99.


Item 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (a)      Exhibits

                      99    Press release, dated December 23, 1999




















































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



                                   Signatures



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          WesterFed Financial Corporation



Date: December 23, 1999                    By: /s/ Ralph K. Holliday
      ----------------                        ---------------------------------

                                              Ralph K. Holliday
                                              President/Chief Executive Officer











































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

                                                                      EXHIBIT 99


                      WESTERFED FINANCIAL CORPORATION ANNOUNCES
                          INCREASED QUARTERLY DIVIDEND


      Missoula, Montana -- December 23, 1999 -- WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), the holding company for Western Security Bank (the "Bank"), announced it will pay a regular cash dividend of $0.160 per share for the quarter ended December 31, 1999. The $0.160 per share will be payable on January 20, 2000 to stockholders of record on January 6, 2000. The regular quarterly cash dividend of $0.160 represents an increase of 3.2% over the prior quarter's regular cash dividend of $0.155 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

      WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates thirty four offices in twenty Montana communities.

CONTACT:          James A. Salisbury, EVP/Treasurer/CFO
                  (406) 721-5254

































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